Exhibit 99.1

NEWS RELEASE

Anterix Issues Letter to Shareholders and Announces Investor Conference Call

Woodland Park, NJ – May 19, 2020— Anterix Inc., (NASDAQ: ATEX), today issued a letter to its shareholders discussing the Federal Communication Commission’s Report and Order for the 900 MHz spectrum band and subsequent impact of the rules on the company. The text of the letter can be found on Anterix’s Investor Relations webpage at https://www.anterix.com/events/.

In addition, Anterix will host a conference call on Thursday, May 21, 2020, following the close of the NASDAQ Stock Market at 4:30 pm Eastern Time. To participate in the conference call, please dial +1-888-267-2845 and use the access code: 442411. A replay of the call will be available on Anterix’s Investor Relations webpage at https://www.anterix.com/events/.

About Anterix

Anterix enables critical infrastructure and enterprise to transform their businesses through the power of private wireless broadband connectivity on 900 MHz spectrum. Its foundational spectrum allows for greater risk mitigation with increased cyber security, resiliency and control. Anterix is the largest holder of licensed spectrum in the 900 MHz band, with nationwide coverage throughout the contiguous United States, Hawaii, Alaska and Puerto Rico. Anterix has obtained approval by the Federal Communications Commission to modernize and realign the 900 MHz band so it can be used to deploy broadband networks, technologies and solutions. The company’s Chairman and CEO co-founded Nextel Communications and have significant experience in telecom operations and innovative spectrum initiatives.

Contacts

Natasha Vecchiarelli

Director of Investor Relations & Corporate Communications

Anterix

973-531-4397

nvecchiarelli@anterix.com